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                                                                    EXHIBIT 99.1

STERLING FINANCIAL CORPORATION
Financial Highlights (Unaudited)
(Dollars in thousands, except per share data)

                                                NINE MONTHS ENDED SEPTEMBER 30,
                                                     2000              1999
                                                --------------    --------------
EARNINGS
     Interest income                              $   83,581       $   75,236
     Interest expense                                 42,381           34,771
     Net interest income                              41,200           40,465
     Provision for loan losses                           447              923
     Noninterest income                               27,152           23,809
     Securities gains                                    657              827
     Noninterest expense                              52,784           46,059
     Net income                                       12,063           13,480
     Operating net income(a)                          14,318           13,854

PER SHARE DATA
     Basic and diluted earning per share          $     0.96       $     1.07
     Operating earnings per share -
        basic and diluted(a)                            1.14             1.10
     Dividends per share                               0.560            0.536
     Book value per realized share                     10.74            10.08

PERIOD-END BALANCES
     Securities                                   $  461,523       $  423,274
     Loans                                         1,035,311          936,406
     Allowance for loan losses                        11,722           11,934
     Total assets                                  1,666,222        1,541,762
     Deposits                                      1,374,903        1,296,044
     Borrowed funds                                  138,980          103,284
     Stockholders' equity                            130,913          123,057

RATIOS
     Return on average assets                           1.00%            1.20%
     Operating return on average assets(a)              1.19%            1.23%
     Return on average realized equity                 12.07%           14.58%
     Operating return on average equity(a)             14.32%           14.98%
     Allowance for loan losses to loans                 1.13%            1.27%
     Allowance for loan losses to
        nonperforming loans                              235%             340%

(a) Excludes merger-related and restructuring charges, net of tax, of $2,252,000 and $374,000 for the nine-months ended September 30, 2000 and 1999.
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STERLING FINANCIAL CORPORATION
Financial Highlights (Unaudited)
(Dollars in thousands, except per share data)

                                                  QUARTER ENDING SEPTEMBER 30,
                                                     2000              1999
                                                --------------    --------------
EARNINGS
     Interest income                              $   28,910       $   25,868
     Interest expense                                 15,280           12,037
     Net interest income                              13,630           13,831
     Provision for loan losses                           158              293
     Noninterest income                                9,158            7,969
     Securities gains                                    134              141
     Noninterest expense                              19,757           15,522
     Net income                                        2,399            4,423
     Operating net income(a)                           4,652            4,437

PER SHARE DATA
     Basic and diluted earnings per share         $     0.19       $     0.35
     Operating earnings per share -
        basic and diluted(a)                            0.37             0.35
     Dividends per share                               0.190            0.184

RATIOS
     Return on average assets                           0.58%            1.15%
     Operating return on average assets(a)              1.12%            1.15%
     Return on average realized equity                  7.01%           14.12%
     Operating return on average equity(a)             13.58%           14.17%

(a) Excludes merger-related and restructuring charges, net of tax, of $2,252,000 and $14,000 for the quarter ended September 30, 2000 and 1999.